                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                                 CALGENE, INC.
                                       AT
                              $8.00 NET PER SHARE

                                       BY

                       MONSANTO ACQUISITION COMPANY, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                                MONSANTO COMPANY

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON FRIDAY, MAY 2, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                   April 7, 1997

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by Monsanto Acquisition Company, Inc. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Monsanto Company, a Delaware corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), all of the outstanding shares of common stock, par value $.001 per share (the "Shares"), of Calgene, Inc. (the "Company") at $8.00 per Share, net to the seller in cash.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER (I) NOT LESS THAN A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OTHER THAN SHARES OWNED BY PARENT (THE "MAJORITY-OF-THE-MINORITY CONDITION") AND (II) AT LEAST THE NUMBER OF SHARES THAT WHEN ADDED TO THE SHARES OWNED BY PARENT SHALL CONSTITUTE 90% OF THE SHARES THEN OUTSTANDING ON A FULLY DILUTED BASIS (AS DEFINED IN THE OFFER TO PURCHASE) (THE "NINETY PERCENT CONDITION"). THE MAJORITY-OF-THE-MINORITY CONDITION MAY NOT BE WAIVED WITHOUT THE CONSENT OF THE SPECIAL COMMITTEE (AS DEFINED IN THE OFFER TO PURCHASE) OF THE BOARD OF DIRECTORS OF THE COMPANY. PURCHASER HAS AGREED TO WAIVE THE NINETY PERCENT CONDITION UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE.
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     For your information and for forwarding to your clients for whom you hold
Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

     1. Offer to Purchase dated April 7, 1997;

     2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if (i) certificates representing such Shares ("Share Certificates") are not immediately available, (ii) time will not permit all required documents to reach The First National Bank of Boston (the "Depositary"), on or prior to the expiration date of the Offer or (iii) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis;

     4. Letter to stockholders from Lloyd M. Kunimoto, President and Acting Chief Executive Officer of the Company, together with the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company with the Securities and Exchange Commission;

     5. Letter to Clients which may be sent to your clients for whose accounts you hold Shares in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     7. Return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer, Purchaser will purchase, by accepting for payment, and will pay for, all Shares validly tendered on or prior to the expiration date promptly after the later to occur of
(i) the expiration date of the Offer and (ii) the satisfaction or waiver (where permissible) of the conditions set forth under "THE OFFER -- Certain Conditions of the Offer" in the Offer to Purchase. For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares if, as and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at a Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth under "THE
OFFER -- Procedure for Accepting the Offer and Tendering Shares" in the Offer to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined under "THE
OFFER -- Procedure for Accepting the Offer and Tendering Shares" in the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

     Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager, the Depositary and the Information Agent, as described under "THE OFFER -- Fees and Expenses" in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Purchaser will pay or cause to be paid any stock transfer taxes payable incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal. Backup tax withholding at a 31% rate may be required, however, unless the required tax identification information is provided. See "Important Tax Information" contained in the Letter of Transmittal.
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     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS
PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME, ON FRIDAY, MAY 2, 1997, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and Share Certificates representing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender their Shares, but it is impracticable for them to forward their Share Certificates or other required documents prior to the desired date of tender, a tender may be effected by following the guaranteed delivery procedure specified under "THE OFFER -- Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to the Dealer Manager or Georgeson & Company Inc. (the "Information Agent") at their respective address and telephone number set forth on the back cover page of the Offer to Purchase.

     Additional copies of the enclosed material may be obtained from the Dealer Manager by calling (800) 323-5678 (toll free) or from the Information Agent by calling (212) 440-9800 (call collect), or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          GOLDMAN, SACHS & CO.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.